                                                                  EXHIBIT 23.1


                         CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement of Summit Design, Inc. on Form S-8 (i) of our report dated August 21, 1997 on our audits of the financial statements of Simulation Technologies, Corp. as of December 31, 1995 and 1996 and June 30, 1997 and for each of the two years in the period ended December 31, 1996, and the six months ended June 30, 1997, which report is included in the Current Report on Form 8-K dated September 9, 1997, (ii) of our report dated February 20, 1997 on our audits of the financial statements of TriQuest Design Automation, Inc., as of December 31, 1995 and 1996 and for the period from inception, February 15, 1995, to December 31, 1995, and for the year ended December 31, 1996 which report is included in the Current Report on Form 8-K dated February 28, 1997 and (iii) of our report dated January 24, 1997, except for
Note 14, for which the date is February 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of Summit Design, Inc., and its subsidiaries as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1996.



                                        /s/ COOPERS & LYBRAND L.L.P.

Portland Oregon
March 6, 1998